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                                                                    EXHIBIT 4.12


                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT (this "Amendment") is made as of the 31st day of July, 2000, by and between SYSTEMONE INDUSTRIES INC. (f/k/a MANSUR INDUSTRIES INC.), a Florida corporation (the "Company"), and the undersigned holders (the "Holders").



                                    RECITALS

         WHEREAS, on February 23, 1998, the Company issued (8 1/4%) Subordinated Convertible Notes due February 23, 2003 (the "Notes") to the Holders; and

         WHEREAS, Section 11(c) of the Notes provides that the Notes may be amended by a written instrument signed by the Company and Holders of at least 51% in principal amount of Notes at the time outstanding; and

         WHEREAS, the Company and the Holders of greater than 51% in principal amount of the outstanding Notes desire to amend the Notes according to the terms of this Amendment;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 2(h) of the Notes is hereby amended by deleting Section 2(h) in its entirety and substituting therefor a new Section 2(h) to read as follows:

                  LIMITATION OF INCURRENCE OF INDEBTEDNESS. The Company will not, and will not permit any of its subsidiaries to, at any time, incur, create, assume or guarantee, or otherwise become or be liable in any manner with respect to any indebtedness (the "Incurrence") unless, after giving pro forma effect of the Incurrence thereof, the ratio of Total Debt (as defined below) to Consolidated EBITDA (as defined below) for any period of twelve months then most recently ended shall be less than 6.0:1.0; provided, however, the Company may incur up to $10,000,000 of Total Debt (excluding the Notes) at any time. "Total Debt" shall mean the principal amount of all indebtedness of the Company and its subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principals, (a) in respect of money borrowed or evidenced by a promissory note, debenture or like written obligation to pay money (including the Notes), (b) in respect of any capital lease obligation; (c) obligations incurred or assumed as part of the deferred purchase price of any assets acquired by the Company or its subsidiaries; (d) all obligations or liabilities of others secured by a lien on any asset owned by the Company or any of its subsidiaries, irrespective of whether such obligation or liability is


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                  assumed, to the extent of the lesser of such obligation or liability or the fair market value of such asset; and (e) any guarantees by the Company or its subsidiaries of any indebtedness of another person or entities, provided, however, that in determining the indebtedness of the Company or any subsidiary, all liabilities of which the Company or any subsidiary is jointly and severally liable with one or more other persons or entities (including, without limitation, all liabilities of any partnership or joint venture of which the Company is a general partner or co-venturer) shall be included at the full amount thereof without regard to any right the Company or subsidiary may have against any such other person or entity for contribution or indemnity.

         2. Except as specifically amended hereby, the Notes are and remain unmodified and in full force and effect and are hereby ratified and confirmed.

         3. This Amendment shall be deemed a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         4. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.



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                       SYSTEMONE TECHNOLOGIES INC.

                       By:__________________________________

                       HOLDERS

                       Morgan Guaranty Trust Company of New York, as Trustee for the Commingled Pension Trust Fund (Multi-Market Special Investment Fund II) of Morgan Guaranty Trust Company of New York
                       c/o J.P. Morgan Investment, Inc.
                       Attn:  Joan Huggins
                       522 Fifth Avenue
                       New York, New York  10036
                       Original principal amount $4,200,000

                       By:__________________________________

                       Morgan Guaranty Trust Company of New York, as Trustee for the Multi-Market Special Investment Trust Fund of Morgan Guaranty Trust Company of New York
                       c/o J.P. Morgan Investment, Inc.
                       Attn:  Joan Huggins
                       522 Fifth Avenue
                       New York, New York  10036
                       Original principal amount $900,000

                       By:__________________________________

                       Morgan Guaranty Trust Company of New York, as Agent and Investment Manager of The Alfred P. Sloan Foundation (Multi-Market Account)
                       c/o Bost & Company
                       Attn:  David Corin
                       120 Broadway (13th Floor)
                       New York, New York  10031
                       Original principal amount $900,000

                       By:__________________________________




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                                  Gulfband & Co.
                                  c/o Emerging Growth Advisors, Inc.
                                  World Trade Center Baltimore
                                  401 E. Pratt Street, Suite 211
                                  Baltimore, Maryland  211202
                                  Attention:  Peter Welles
                                  Original principal amount $52,000,000

                                  By:__________________________________

                                  Mieksel H. & Ann V. Welles
                                  c/o Emerging Growth Advisors, Inc.
                                  World Trade Center Baltimore
                                  401 E. Pratt Street, Suite 211
                                  Baltimore, Maryland  211202
                                  Attention:  Peter Welles
                                  Original principal amount $15,000

                                  By:__________________________________

                                  Robert L & Thomasine M. Thompson
                                  c/o Emerging Growth Advisors, Inc.
                                  World Trade Center Baltimore
                                  401 E. Pratt Street, Suite 211
                                  Baltimore, Maryland  211202
                                  Attention:  Peter Welles
                                  Original principal amount $10,000

                                  By:__________________________________




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                                Custo. FBO Peter S. Welles' IRA
                                c/o Alex Brown & Sons Incorp
                                375 W. Padonia
                                Timonium, Maryland  21203
                                Original principal amount $40,000

                                By:__________________________________

                                Pitt & Company
                                c/o Emerging Growth Advisors, Inc.
                                World Trade Center Baltimore
                                401 E. Pratt Street, Suite 211
                                Baltimore, Maryland  211202
                                Attention:  Peter Welles
                                Original principal amount $175,000

                                By:__________________________________

                                Gillet Welles, Jr.
                                c/o Emerging Growth Advisors, Inc.
                                World Trade Center Baltimore
                                401 E. Pratt Street, Suite 211
                                Baltimore, Maryland  211202
                                Attention:  Peter Welles
                                Original principal amount $50,000

                                By:__________________________________

                                Anne Henry Welles
                                c/o Emerging Growth Advisors, Inc.
                                World Trade Center Baltimore
                                401 E. Pratt Street, Suite 211
                                Baltimore, Maryland  211202
                                Attention:  Peter Welles
                                Original principal amount $45,000

                                By:__________________________________

                                Gillet Welles III
                                c/o Emerging Growth Advisors, Inc.
                                World Trade Center Baltimore
                                401 E. Pratt Street, Suite 211
                                Baltimore, Maryland  211202
                                Attention:  Peter Welles
                                Original principal amount $15,000

                                By:__________________________________




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